FOR IMMEDIATE RELEASE

Buffalo Wild Wings Announces Retirement of Judith A. Shoulak as
EVP and President, North America

MINNEAPOLIS—April 19, 2017— Buffalo Wild Wings, Inc. (NASDAQ: BWLD) (“the Company”), today announced that Judith A. Shoulak will retire as EVP and President, North America, effective June 30, 2017.

“On behalf of the entire management team, I would like to thank Judy for her nearly 16 years of tireless service at Buffalo Wild Wings,” said Sally Smith, Chief Executive Officer and President of Buffalo Wild Wings. “Judy has played a key role in a wide variety of executive capacities and her intimate knowledge of the restaurant business has enabled her to be an agent of positive change throughout the Company. We are very grateful to Judy for her dedication and leadership and wish her the best in the future.”

Ms. Shoulak commented, “I am proud of the Company’s accomplishments during my tenure and the recent progress we have made in implementing our strategic plan. Buffalo Wild Wings is an extraordinary company and it has been an honor to come to work here every day. While I will miss working with a great leadership team, talented team members and dedicated franchisees, I am confident that Buffalo Wild Wings is on track to achieve its objectives as it becomes an even stronger, more profitable restaurant company.”

The Company intends to eliminate the President, North America position upon Ms. Shoulak’s retirement. Ms. Shoulak’s team will report to our Chief Operating Officer upon Ms. Shoulak’s retirement.

About The Company

Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, is a growing owner, operator and franchisor of Buffalo Wild Wings(R) restaurants featuring a variety of boldly-flavored, made-to-order menu items including its namesake Buffalo, New York-style chicken wings. The Buffalo Wild Wings menu specializes in 21 mouth-watering signature sauces and seasonings with flavor sensations ranging from Sweet BBQ(TM) to Blazin'(R). Guests enjoy a welcoming neighborhood atmosphere that includes an extensive multi-media system for watching their favorite sporting events. Buffalo Wild Wings is the recipient of hundreds of "Best Wings" and "Best Sports Bar" awards from across the country. There are currently more than 1,220 Buffalo Wild Wings locations around the world.

To stay up-to-date on all the latest events and offers for sports fans and wing lovers, like Buffalo Wild Wings on Facebook, follow @BWWings on Twitter and visit www.BuffaloWildWings.com.

Forward Looking Statements

Statements in this press release constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements relate to our leverage ratio, future purchases of shares and sources of funds for the same. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are based upon the current beliefs and expectations of our management. We have attempted to identify forward-looking statements by words such as, "intends," "may," "believes," "will," and other comparable terminology. Actual results may vary materially from those contained in forward-looking statements based on a number of factors, including, but not limited to, our ability to achieve and manage our planned expansion, the ability of our franchisees to open and manage new restaurants, market acceptance in the new geographic regions we enter (particularly non-U.S. locations), success of acquired restaurants, success of investments in new or emerging concepts, our ability to obtain and maintain licenses and permits necessary to operate our existing and new restaurants, our franchisees' adherence to our system standards, the cost of commodities such as traditional chicken wings and supply chain consistency, the success of our key initiatives and our advertising and marketing campaigns, our ability to control restaurant labor and other restaurant operating costs, the continued service of key management personnel, economic conditions (including changes in consumer preferences or consumer discretionary spending), the impact of federal, state or local government regulations relating to our employees, the sale of food and alcoholic beverages, the effect of competition in the restaurant industry, our ability to increase our credit facilities, and other factors disclosed from time to time in our filings with the SEC, including the factors described under "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 25, 2016, as updated in subsequent reports filed with the SEC. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.

Contacts

Buffalo Wild Wings, Inc.
Investor Relations Contact:
Heather Pribyl, 952-540-2095